EXHIBIT 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-01006, 333-27995, 333-55999, 333-70485, 333-39172, 333-39218, 333-63198, 333-90398, 333-106253, 333-116249, 333-143848, 333-160178 and 333-167480), and Form S-4 (No. 333-163521) of Denbury Resources Inc. of our report dated March 1, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
March 1, 2011